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                                                                 EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT
                     --------------------------------------


NAME                                                  STATE OF INCORPORATION
----                                                  ----------------------
Harveys Tahoe Management Company, Inc. ...........            Nevada
Harveys Iowa Management Company, Inc. ............            Nevada
Harveys C.C. Management Company, Inc. ............            Nevada
HCR Services Company, Inc. .......................            Nevada
Harveys L.V. Management Company, Inc. ............            Nevada
Reno Projects, Inc. ..............................            Nevada
West Ad...........................................            Nevada
Harveys Maryland Management Company, Inc. ........            Nevada
Harveys N.Y. Management Company, Inc. ............            Nevada
Harveys Mass. Management Company, Inc. ...........            Nevada
Harveys P.C., Inc. ...............................            Nevada